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                                                                    EXHIBIT 23.3



                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" in Post-effective Amendment No. 1 to Form S-4 (Registration No. 33-54996) and related Prospectus of Service Corporation International for the registration of Guarantees of Promissory Notes, Convertible Debentures and Common Stock and to the incorporation by reference therein of our report dated February 8, 1993, with respect to the consolidated financial statements and schedule of Service Corporation International included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



                                   ERNST & YOUNG LLP



Houston, Texas


October 30, 1995